EXHIBIT 12.2

                PUBLIC SERVICE COMPANY OF OKLAHOMA (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 2000
                            (Thousands Except Ratio)
                                   (Unaudited)



     Operating Income                                  $98,653

     Adjustments
        Income taxes                                    14,133
        Provision for deferred income taxes             19,178
        Deferred investment tax credits                 (1,791)
        Other income and deductions                      1,570
        Allowance for borrowed and equity funds
             used during construction                    1,990
                                                    -----------

               Earnings                               $133,733
                                                    ===========


     Fixed Charges:
        Interest on long-term debt                     $26,444
        Interest on short-term debt and other            8,406
        Distributions on Trust Preferred Securities      6,000
                                                    -----------

               Fixed Charges                           $40,850
                                                    ===========


     Ratio of Earnings to Fixed Charges                3.27
                                                    ===========




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